UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report: December 30, 2005

UNIVERSAL FOOD & BEVERAGE COMPANY
(Exact name of registrant as specified in its charter)

Commission file number 00-27853

NEVADA	86-0913555
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3830 COMMERCE DRIVE, ST. CHARLES, ILLINOIS 60174

(Address of principal executive offices) (Zip Code)

Registrant's telephone number including area code: (630) 584-8670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)
☐	Pre-commencement communications pursuant t Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant t Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01.  Entry Into a Material Definitive Agreement

On December 30, 2005, Universal Food & Beverage Company entered into definitive agreements for a private placement of up to $3,250,000 of Senior Secured Exchangeable Convertible Notes (the "Notes") and related warrants to purchase up to 7,500,000 shares of our common stock ("Warrants"). We sold the securities to accredited investors in reliance on Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The private placement closed as of December 30, 2005. Attached hereto as Exhibits are conformed copies of the Securities Purchase Agreement, the Registration Rights Agreement, the form of Note, the form of Warrant and the press release announcing the private placement.

The Notes

Principal and Interest

The original principal amount of the Notes is $3,250,000. Interest on the Notes is at the rate of 10% per annum.

Maturity/Interest Payment Dates

The Notes mature on the earlier of (i) March 15, 2006 or (ii) upon a Qualified Financing (as defined below), unless otherwise extended by the holders. Interest is payable on the first day of each calendar month, commencing on February 1, 2006 and on the maturity date or other date principal is required to be paid, as applicable.

A "Qualified Financing" is our issuance of any debt, equity or equity equivalent interest with aggregate gross proceeds to us of at least $6 million.

Conversion at Holder's Option

Subject to certain limitations contained in the Notes, if a Qualified Financing has not occurred, the Notes are convertible, in whole or in part, at the option of the holders on the maturity date into shares of our common stock. The initial conversion price for the Notes is $0.40 per share, and is subject to adjustment as described in the Notes under certain circumstances, including subdivision or combination of our common stock.

The Notes contain penalties if we do not timely convert the Notes as requested by the holders.

Redemption on Event of Default

If there is an event of default under the Notes, subject to certain conditions in the Note, the holders may require that we redeem some or all of the Notes for an amount, depending upon the nature of the event of default, of up to 125% of the principal amount plus accrued and unpaid interest and late charges, if any.

Redemption on Change of Control

Upon a change of control event as provided in the Notes, a holder of Notes may require us to redeem such holder's Notes at a price equal to 125% of the principal amount of those Notes plus accrued and unpaid interest and late fees, if any; provided that the repurchase price will be increased if the closing price of our common stock at the time of the change in control exceeds the conversion price.

Exchange at Holder's Option

If there is a Qualified Financing, the holders will have the right to exchange all or part of the Notes for the securities issued in the Qualified Financing at a price equal to 110% of the conversion amount plus accrued and unpaid interest on the Notes being exchanged.

Certain Other Rights

If we grant, issue or sell options or convertible securities or any rights to purchase any of our securities to our common stock holders, the holders will be entitled to acquire the securities or purchase rights that the holder would have acquired had the holder held the number of common shares the holder could acquire upon conversion of the Notes on the same terms as our common stockholders.

The Notes provide for similar rights to holders in the event that securities are issued to our common stockholders in connection with a merger, share exchange or other fundamental corporate event.

Ranking

The Notes are secured obligations and senior in right of payment to any existing and future senior indebtedness of the Company other than our currently outstanding mortgage financing and equipment line financing.

Additional Covenants

So long as the Notes are outstanding, we have agreed not to:

•	file any registration statement other than as required by the registration rights agreement, subject to certain limitations;

•	issue any additional securities or related rights, unless we offer them first to the buyers under the securities purchase agreement, subject to certain limitations;

•	enter into any fundamental corporate transaction (such as a merger, asset sale or tender offer) unless the successor entity specifically assumes the Notes and related obligations;

•	directly or indirectly, incur or guarantee, any indebtedness other than the Notes and permitted indebtedness identified in the Notes;

•
directly or indirectly, allow any mortgage, lien, or other encumbrance upon or in any property or assets owned by the Company or any of its subsidiaries other than permitted liens identified in the Notes; and

•
directly or indirectly, make any payments in respect of, all or any portion of any permitted indebtedness, if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event of default under the Notes has occurred and is continuing.

The Warrants

Under the Securities Purchase Agreement, we issued warrants to purchase 6,923,077 shares of its common stock to the holders, at an exercise price of $0.01 per share, subject to certain adjustments described in the Warrant. The Warrants expire on December 30, 2010.

The Warrants contain provisions similar to those described above under "Certain Other Rights" in connection with a description of the Notes.

If by January 15, 2006, we deliver certain security documents as required by the Securities Purchase Agreement, 500,000 of the shares subject to the Warrant will not be exerciseable. If by January 15, 2006, we deliver certain good standing certificates as required by the Securities Purchase Agreement, 500,000 of the shares subject to the Warrant will not be exerciseable.

Reservation of Shares

We reserved 16,125,000 shares of our common stock for issuance on conversion of the Notes and exercise of the Warrants.

Limitation on Conversion or Exercise

We are required not to effect any conversion of the Notes or exercise of Warrants, and a holder has no right to convert any Note or exercise any Warrant, that would result in any person owning in excess of 9.99% of the shares of our common stock outstanding immediately after giving effect of such conversion exercise. A holder may increase this percentage with respect to such holder's ownership by sixty days written notice to us.

Registration Rights

The Notes, the Warrants and our common stock issuable upon conversion of the Notes and exercise of the Warrants have not been registered under the Securities Act or the securities laws of any jurisdiction, and these securities may not be offered or sold in the United States or any other jurisdiction where such registration is required and has not been effected, except in a transaction not subject to, or exempt from the registration requirements of the Securities Act and any other applicable securities laws.

Pursuant to a Registration Rights Agreement we have agreed to:

•
file a registration statement covering the resale of the common stock issuable upon conversion of the Notes and exercise of the Warrants with the Securities and Exchange Commission on or prior to February 14, 2006, and

•
use best efforts to cause the registration statement to become effective within 120 days of such date (or within 150 days of such date if the filing is reviewed by the Securities and Exchange Commission).

We will be required to pay certain "registration delay payments" as described in the registration rights agreement if these deadlines are not met or the shelf registration statement is otherwise unavailable for the resale of the securities.

Use of Proceeds

We have used the proceeds to pay down obligations to Independence Water Group, LLC and pay other current indebtedness and the balance will be used for working capital and capital expenditures.

Item 2.03  Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the discussion above under Item 1.01 with respect to the issuance of the Notes and Warrants.

Item 3.02  Unregistered Sales of Equity Securities

See the discussion above under Item 1.01 with respect to the issuance of the Notes and Warrants.

Item 9.01  Financial Statements and Exhibits.

The following Exhibit is included herein:

(c) Exhibits

4(a)	Form of Senior Secured Exchangeable Convertible Note.

4(b)	Registration Rights Agreement dated as of December 30, 2005 by and among Universal Food & Beverage Company, and the Buyers as defined therein.

10(a)	Securities Purchase Agreement dated as of December 30, 2005 by and among Universal Food & Beverage Company, and the Buyers as defined therein.

10(b)	Form of Warrant Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL FOOD & BEVERAGE COMPANY

DATE: January 5, 2006	By:	/s/ Duane N. Martin
Duane N. Martin
Chairman and Chief Executive Officer

EXHIBIT INDEX

4(a)	Form of Senior Secured Exchangeable Convertible Note.

4(b)	Registration Rights Agreement dated as of December 30, 2005 by and among Universal Food & Beverage Company, and the Buyers as defined therein.

10(a)	Securities Purchase Agreement dated as of December 30, 2005 by and among Universal Food & Beverage Company, and the Buyers as defined therein.

10(b)	Form of Warrant Agreement.